SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)January 23, 2008

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413

(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. On January 23, 2008, the Board of Directors of Pharmos Corporation (the “Company”), based upon the recommendation of the Compensation Committee, awarded 350,000 ten-year stock options to Robert F. Johnston, Executive Chairman of the Company. Mr. Johnston will also be eligible for an additional grant of 100,000 ten-year stock options on October 1, 2008 if certain performance-based milestones are achieved prior to that date in the areas of corporate development and clinical product trials.

2. The Board of Directors of the Company also agreed at its January 23, 2008 meeting, based upon the recommendation of the Compensation Committee, to increase the annual salary of S. Colin Neill, the Company’s President, Chief Financial Officer, Secretary and Treasurer, to $300,000. Mr. Neill was awarded a bonus of $50,000 cash and 75,000 shares of common stock. Mr. Neill also received 130,000 ten-year stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of January, 2008.

PHARMOS CORPORATION

By:	/s/ S. Colin Neill
Name:	S. Colin Neill
Title:	President and Chief Financial Officer